  Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-279061
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 2, 2024)
OGE Energy Corp.
8,023,256 Shares
Common Stock
We are offering 4,011,628 shares of our common stock, par value $0.01 per share (the “common stock”), in this offering. In addition, we have entered into separate forward sale agreements with each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, New York Branch, whom we refer to in such capacity as the “forward purchasers”, in respect of 4,011,628 shares of our common stock. In connection with the forward sale agreements between us and the forward purchasers, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers”, are, at our request, borrowing from third parties and selling to the underwriters an aggregate of 4,011,628 shares of our common stock that will be delivered in this offering. If in the good faith and commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date the number of shares of our common stock underlying the relevant forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock underlying the relevant forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.
We expect to receive proceeds from the sale of 4,011,628 shares of common stock offered and sold by us in this offering, but we will not initially receive any proceeds from the sale of 4,011,628 shares of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. We expect to settle the forward sale agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of common stock assuming one or more future physical settlements of the forward sale agreements no later than approximately 18 months after the date of this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle or net share settle all or a portion of a forward sale agreement, we may not receive any proceeds as a result of such election, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement). See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.
Our common stock is listed on the New York Stock Exchange under the ticker symbol “OGE.” On November 20, 2025, the closing price of our common stock on the New York Stock Exchange was $44.13 per share.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before you make your investment decisions.
	Per Share	Total
Price to the Public	$43.00	$345,000,008
Underwriting Discounts and Commissions	$1.29	$10,350,000
Proceeds to OGE Energy Corp. Before Expenses(1)	$41.71	$334,650,008

(1)
We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $334,650,008 (or approximately $384,847,492 if the underwriters’ option to purchase additional shares of our common stock is exercised in full), consisting of (1) approximately

$167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to sell a pro rata portion of the full number of additional shares that are subject to that option directly to the underwriters) and (2) approximately $167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect for the forward sellers to sell a pro rata portion of the full number of the shares that are subject to that option to the underwriters) upon full physical settlement of the forward sale agreements, which we expect to occur no later than the date that is 18 months from entry into the forward sale agreements. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $41.71 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.
The underwriters have advised us and the forward sellers that they initially propose to offer the shares of our common stock to the public at the public offering price that appears on the cover page of this prospectus supplement and may offer the shares to selected dealers at the public offering price minus a concession of up to $0.744 per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates.
We have granted the underwriters an option to purchase up to an additional 1,203,488 shares of our common stock, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of all or a portion of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised, and we request that the forward sellers borrow all or a portion of such additional shares from third parties and sell such shares to the underwriters, we will enter into additional forward sale agreements with the forward purchasers in connection therewith. If such option is exercised and we elect not to enter into additional forward sale agreements for the full number of shares subject to such option, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option and are not covered by an additional forward sale agreement. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that we enter into any additional forward sale agreements, and if in the good faith and commercially reasonable judgment of a forward purchaser, it or its affiliated forward seller is unable to borrow, or such forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option, such amount of shares of our common stock underlying the relevant additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect that the shares of our common stock will be delivered against payment on or about November 24, 2025.
Joint Book-Running Managers
Morgan StanleyJ.P. Morgan
MizuhoMUFG RBC Capital Markets Wells Fargo Securities
The date of this prospectus supplement is November 20, 2025

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you.
We have not, and any underwriters, forward sellers, forward purchasers, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, forward sellers, forward purchasers, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such document incorporated by reference.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with these documents. This information is available without charge upon written or oral request as described under the caption “Where You Can Find More Information” in this prospectus supplement. In this prospectus supplement, “we,” “us,” “our” and “our company” refer to OGE Energy Corp., and “underwriters,” “forward sellers” and “forward purchasers” refer to the firms that may act as underwriters, forward sellers or forward purchasers in connection with this offering, as identified in this prospectus supplement.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that also is a part of this document. The accompanying prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this process, we may sell an unspecified amount of the securities described in the accompanying prospectus, of which this offering is a part. This prospectus supplement provides you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock pursuant to this offering (which may include sales pursuant to forward sale agreements). This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement before investing in our common stock. For more details, you should read the exhibits filed with the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
TRADEMARKS AND TRADE NAMES
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement is not intended to, and does not imply, a relationship with or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.
FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are forward- looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Actual results may vary materially from those expressed in forward-looking statements. In addition to the specific risk factors discussed in “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures;

•
our ability and the ability of our subsidiaries to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations;

S-ii

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal and natural gas;

•
competitive factors, including the extent and timing of the entry of additional competition in the markets served by us, potentially through deregulation;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials and equipment for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets, adjustments in market pricing mechanisms by the Southwest Power Pool, or allocation of transmission upgrade costs;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way our facilities are operated or result in stranded assets;

•
our ability to meet future capacity requirements mandated by the Southwest Power Pool, which could be impacted by future load growth, environmental regulations, and the availability of resources;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including losing control of our assets and potential ransoms, and other catastrophic events;

•
the availability, cost, coverage and terms of insurance;

•
changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit our ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results;

•
creditworthiness of suppliers, customers and other contractual parties, including large, new customers from emerging industries such as cryptocurrency;

•
social attitudes regarding the electric utility and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, interest rate fluctuations, supply chain disruptions, economic recessions, pandemic health events, tariffs and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the reports we file with the SEC; and

S-iii

•
other risk factors listed in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024 in our Quarterly Reports on Form 10-Q for quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and in other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” in this prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by and should be read together with the more detailed information and financial statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
OGE Energy Corp.
Company Background
We are a holding company whose primary investment provides electricity in Oklahoma and western Arkansas. Our electric company operations are conducted through our wholly-owned subsidiary, Oklahoma Gas and Electric Company (“OG&E”), which generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas and are reported through our electric company business segment. OG&E’s rates are subject to regulation by the Oklahoma Corporation Commission (“OCC”), the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. OG&E was incorporated in 1902 under the laws of the Oklahoma Territory and is the largest electric company in Oklahoma, with a franchised service territory that includes Fort Smith, Arkansas and the surrounding communities. OG&E sold its retail natural gas business in 1928 and is no longer engaged in the natural gas distribution business.
We were incorporated in August 1995 in the state of Oklahoma and our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321; telephone (405) 553-3000. Our web site address is www.oge.com. Our web site address is provided for informational purposes only. No information contained in, or that can be accessed through, our web site is to be considered part of this prospectus supplement or the accompanying prospectus.
Recent Developments
On November 13, 2025, OG&E received pre-approval from the OCC to construct two natural gas combustion turbines with a total nameplate capacity of 448 megawatts at its Horseshoe Lake facility in Oklahoma.
The November 13, 2025 OCC order found that OG&E has demonstrated a need to construct Horseshoe Lake Units 13 and 14, which are scheduled to go into service by the end of 2029, but did not approve the use of construction work in progress. The OCC order approved rider recovery for the Horseshoe Lake Units 13 and 14 once they are placed in service, and approved two Capacity Purchase Agreements (“CPAs”), but did not approve a return on the CPAs.
On November 18, 2025, S&P Global Ratings (“S&P”) issued a Research Update that affirmed our and OG&E’s credit ratings. S&P maintained its stable rating outlook for us and revised its rating outlook for OG&E to negative from stable.

The Offering
The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, and the documents referred to in this prospectus supplement and the accompanying prospectus. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares of our common stock.
Issuer
OGE Energy Corp.
Common stock offered by us
4,011,628 shares (or 4,613,372 shares if the underwriters’ option to purchase additional shares is exercised in full and we elect to sell a pro rata portion of the full number of additional shares that are subject to that option directly to the underwriters).(1)
Common stock offered by the forward sellers (or their respective affiliates)
4,011,628 shares (or 4,613,372 shares if the underwriters’ option to purchase additional shares is exercised in full and we elect for the forward sellers to sell a pro rata portion of the full number of the shares that are subject to that option to the underwriters).(1)
Common stock to be outstanding after this offering, but excluding any shares of common stock that may be issued upon physical settlement of the forward sale agreements
205,533,819 shares.(1)(2)
Common stock to be outstanding after settlement of the forward sale agreements assuming physical settlement
209,545,447 shares of our common stock (or 210,748,935 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full).(1)(2)(3)
Use of proceeds
We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to sell a pro rata portion of the full number of additional shares that are subject to that option directly to the underwriters). We will not initially receive any proceeds from the sale of shares of our common stock by the forward sellers to the underwriters, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward sellers borrowing and delivering shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sale for the same purposes described below.
At an initial forward sale price of $41.71 per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect for the forward sellers to sell a pro rata portion of the full number of the shares that are subject to that option to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which settlement must occur within approximately 18 months of the date of this prospectus supplement. See “Underwriting (Conflicts of Interest).”
The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. The forward sale price will also be subject to decrease if the cost to a forward purchaser of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.
We currently intend to add the net proceeds from the sale of the shares of common stock to our general funds and to use those proceeds to fund capital expenditures — including the Horseshoe Lake generating units 13 and 14 and Ft. Smith to Muskogee Transmission line — and for other general corporate purposes, including to repay or refinance debt. If we do not use the net proceeds immediately for these purposes, we may temporarily invest them in short-term, interest-bearing obligations. See “Use of Proceeds.”
Accounting treatment
Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $41.71 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. Any issuance and delivery of our common stock by us upon any physical or net share settlement of the forward sale agreements, however, will result in dilution to our earnings per share.
Conflicts of interest
All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their respective affiliates). Because certain underwriters, as forward sellers, or their affiliates are expected to receive at least 5% of the net proceeds of the offering from the sale of shares of our common stock in connection with any forward sale agreements, such underwriters would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Furthermore, the underwriters (or their affiliates) may own some of our debt (including short-term debt) and as a result could receive greater than 5% of the net proceeds from this offering in connection with any repayment of such debt with the net proceeds. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our common stock has a “bona fide public market” (as such terms are defined in FINRA Rule 5121). The underwriters subject to Rule 5121 will not confirm a sale of common stock to an account over which it exercises discretionary authority without the prior written approval from the account holder.
Risk Factors
An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and the periodic reports we file with the SEC pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock
Listing
Our common stock is listed on New York Stock Exchange under the ticker symbol “OGE.”

(1)
If the underwriters exercise their option to purchase additional shares, we may, in our sole discretion, enter into additional forward sale agreements with each forward purchaser in respect of all or a portion of the number of shares of our common stock that are subject to the exercise of such option.

(2)
The number of shares outstanding immediately following this offering is based on the total number of shares of our common stock outstanding on November 19, 2025 and assumes that, if the underwriters exercise their option to purchase additional shares, we elect for the forward sellers to sell the full number of shares of our common stock that are subject to the exercise of such option. The number of shares outstanding after settlement of the forward sale agreements assuming physical settlement assumes that we will not be required to issue and sell shares of our common stock that are the subject of this offering in lieu of the forward sellers borrowing and delivering such shares to the underwriters as further described elsewhere in this prospectus supplement, and excludes shares that we may issue pursuant to employee stock purchase, dividend reinvestment or compensation plans through final settlement of the forward sale agreements.

(3)
The forward purchasers have advised us that they or their respective affiliates intend to acquire shares of common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of common stock, if any, under the forward sale agreements until final physical or net share settlement of the forward sale agreements, which we expect will be no later than May 27, 2027. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.

(4)
The forward sale price is subject to adjustment pursuant to the terms of the applicable forward sale agreement, and any net proceeds to us are subject to settlement of the applicable forward sale agreement.

RISK FACTORS
An investment in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf.
Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
Settlement provisions contained in the forward sale agreements subject us to certain risks.
Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle that forward sale agreement on a date specified by such forward purchaser if:
•
in the good faith, commercially reasonable judgment of such forward purchaser, it, or its affiliate, is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in such forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, our bankruptcy (except as described below), or certain changes in law (each as more fully described in each forward sale agreement).

Any forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreements.
The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 18 months from entry into the forward sale agreements.
The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements. If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their respective affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.
In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.
In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.
If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the forward purchasers would be discharged from their obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under the forward sale agreements at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.
You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.
The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our shareholders.
The exercise of the underwriters’ option to purchase additional shares, the vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property, portfolio, or business acquisitions, and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements. If we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. In addition, future issuances of shares of our common stock may be dilutive to our shareholders.
The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.
Volatility in the market price and trading volume of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings, and political, economic, financial, and other global and national factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded, and our business segments.
Our incurrence of additional debt or issuance of preferred stock that ranks senior to our common stock may adversely affect the market price of our common stock.
In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our common stock or offering debt or other equity securities, including debt securities convertible into equity or shares of preferred stock. Upon liquidation, holders of our debt securities and of any preferred stock that we may issue and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our Board is authorized to issue series of shares of preferred stock without any action on the part of the holders of our common stock. Our Board also has the power, without the approval of the holders of our common stock, to set the terms of any such series of shares of preferred stock that may be issued, including the designations, preferences, limitations, redemption and voting and other rights over our common stock with respect to dividends or if we liquidate, dissolve or wind up our affairs and other terms. If we incur additional debt or issue preferred stock in the future that has preference over common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, which may negatively impact your investment.

Our charter and bylaws and Oklahoma law could delay or prevent a change in control that you may favor.
The terms of some of the provisions in our certificate of incorporation and bylaws and provisions of Oklahoma law could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management. In particular, our certificate of incorporation and bylaws:
•
authorize issuance of up to 5,000,000 shares of preferred stock without further action by shareholders;

•
contain “fair price” provisions, which require the approval by the holders of at least 80 percent of the voting power of our outstanding voting stock as a condition for mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations and transactions involving us and any substantial (10 percent or more) holder of our voting stock unless the transaction is either approved by a majority of the members of our board of directors who are unaffiliated with the substantial holder or specified minimum price and procedural requirements are met; and

•
contain provisions stating that: (1) directors may be removed only with the approval of the holders of at least a majority of the voting power of our shares generally entitled to vote; (2) any vacancy on the board of directors will be filled only by the remaining directors then in office, though less than a quorum; (3) advance notice of introduction by shareowners of business at annual shareowner meetings and of shareowner nominations for the election of directors must be given and that certain information must be provided with respect to such matters; (4) shareowner action may be taken only at an annual meeting of shareowners or a special meeting of shareowners called by the President or the board of directors; and (5) the foregoing provisions may be amended only by the approval of the holders of at least 80 percent of the voting power of the shares generally entitled to vote.

In addition, Oklahoma has enacted legislation aimed at regulating takeovers of corporations and restricting specified business combinations with interested shareholders. Under the Oklahoma General Corporation Act, a shareowner who acquires more than 15 percent of the outstanding voting shares of a corporation subject to the statute, but less than 85 percent of such shares, is prohibited from engaging in specified “business combinations” with the corporation for three years after the date that the shareowner became an interested stockholder. The term “business combination” encompasses a wide variety of transactions with or caused by an interested shareowner in which the interested shareowner receives or could receive a benefit on other than a pro rata basis with other shareowners, including mergers, specified asset sales, specified issuances of additional shares to the interested shareowner, transactions with the corporation that increase the proportionate interest of the interested shareowner or transactions in which the interested shareowner receives certain other benefits.
Oklahoma law also contains control share acquisition provisions. These provisions generally require the approval of the holders of a majority of the corporation’s voting shares held by disinterested shareowners before a person purchasing one-fifth or more of the corporation’s voting shares can vote the shares in excess of the one-fifth interest. Similar shareholder approvals are required at one-third and majority thresholds. Any of the above provisions could delay or prevent a change in control that you may favor.

USE OF PROCEEDS
We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to sell a pro rata portion of the full number of additional shares that are subject to that option directly to the underwriters). We will not initially receive any proceeds from the sale of shares of our common stock offered by a forward seller in this offering, unless an event occurs that requires us to issue and sell our common stock to the underwriters in lieu of a forward seller borrowing and delivering shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sale for the same purposes described below. If the underwriters exercise their option to purchase additional shares, we may request that a forward seller borrow all or a portion of such additional shares from third parties and sell such shares to the underwriters, and we will enter into additional forward sale agreements with each forward purchaser in connection therewith.
At an initial forward sale price of $41.71 per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect for the forward sellers to sell a pro rata portion of the full number of the shares that are subject to that option to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which settlement must occur within approximately 18 months of the date of this prospectus supplement. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that the forward sale agreements are physically settled based upon the initial forward sale price of $41.71 (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby) on the effective date of the forward sale agreements, which is November 24, 2025. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing a number of shares of our common stock underlying the forward sale agreements exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.
Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of the forward sale agreements. If we elect to cash settle or net share settle all or a portion of a forward sale agreement, we may not receive any proceeds as a result of such election, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).
We currently intend to add the net proceeds from the sale of the shares of common stock to our general funds and to use those proceeds to fund capital expenditures — including the Horseshoe Lake generating units 13 and 14 and Ft. Smith to Muskogee Transmission line — and for other general corporate purposes, including to repay or refinance debt. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations. As of September 30, 2025, we had approximately $466.3 million of short-term debt outstanding, with a weighted average interest rate of 4.39%.
We anticipate that the net proceeds of this offering, together with proceeds from our automatic dividend reinvestment and stock repurchase plan, will satisfy the external equity amounts required to finance the incremental investments under our updated $7.285 billion five-year capital plan through 2030. There can be no assurances, however, that our equity needs will not change. Among other factors, any updates to our capital plan or any updates to the assumptions, expectations and projections underlying our existing capital plan may require additional financing, including equity financing. See “Forward-Looking Statements.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock issued pursuant to this offering by Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS would not be sustained. In addition, this discussion does not address state, local or non-U.S. tax consequences.
This summary is applicable only to Non-U.S. Holders who purchase our common stock pursuant to this offering and who hold our common stock as a capital asset within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment purposes). This summary also does not address any possible applicability of any U.S. federal tax other than the income tax (such as estate tax or gift tax), the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, the Medicare contribution tax imposed on net investment income, or the effects of Section 451 of the Code with respect to conforming the timing of income accrual to financial statements. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies or other financial institutions;

•
persons subject to alternative minimum tax;

•
real estate investment trusts and regulated investment companies;

•
tax-exempt organizations;

•
pension funds;

•
brokers and dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons who own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons that are partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities or arrangements;

•
certain U.S. expatriates or former citizens or long-term residents of the United States;

•
persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•
corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes; and

•
persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships considering an investment in our common stock, and partners in such partnerships, should consult their tax advisors regarding the purchase, ownership and disposition of our common stock.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Non-U.S. Holder Defined
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of common stock who is neither a “U.S. Person” (as defined below) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A “U.S. Person” is any person that, for U.S. federal income tax purposes, is or is treated as:
•
an individual citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions
If we pay cash or distribute property to Non-U.S. Holders, such distributions we make with respect to our common stock (other than certain pro rata distributions of common stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will first constitute a non-taxable return of capital, which reduces a Non-U.S. Holder’s tax basis in its shares of our common stock (determined separately for each share), but not below zero, and any excess thereafter will be treated as gain from the sale or disposition of our common stock subject to the U.S. federal income tax treatment described below in “— Gain on the Sale or Other Taxable Disposition of Common Stock.”
Any dividend on our common stock paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, subject to any exemption or lower rate as may be specified by an applicable tax treaty, unless the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States. The applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount of the distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a Non-U.S. Holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.
In order to receive a reduced rate of or an exemption from withholding tax under an income tax treaty, a Non-U.S. Holder is required to satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying under penalty of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty, or if our common stock is held through certain foreign intermediaries, by satisfying the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. investors that are partnerships or other pass-through entities.
Dividends received by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States generally will be exempt from withholding tax. In order to obtain this exemption, a Non-U.S. Holder must satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8ECI (or any successor form thereof) certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends (which, if required by an applicable income tax treaty, are also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) are subject to U.S. federal income tax and are taxed at the same graduated rates applicable to “United States persons” (as defined in the Code), net of certain deductions and credits. In addition, if a Non-U.S. Holder is a corporation, such dividends received that are effectively connected with such holder’s conduct of a trade or business within the United States may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.
The forms described above may need to be periodically updated.
If a Non-U.S. Holder is eligible for a reduced rate of or an exemption from withholding tax pursuant to an income tax treaty, then such holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
Gain on the Sale or Other Taxable Disposition of Common Stock
Subject to the discussions regarding backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
i.
that gain is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder);

ii.
the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

iii.
our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

With respect to clause (iii), in general, a corporation is a USRPHC if the fair market value of its United States real property interests (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We do not believe that we currently are a USRPHC nor do we expect to become a USRPHC in the future, but the test depends on market values and other factors that are subject to change. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax so long as our common stock is “regularly traded” on an “established securities market” (in each case, within the meaning of applicable Treasury regulations) (the “Regularly Traded Exception”) during the calendar year in which such Non-U.S. Holder disposes of our common stock, and such Non-U.S. Holder actually or constructively holds (at all times within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period) 5% or less of such regularly traded stock. If we are a USRPHC and we do not qualify for the Regularly Traded Exception, distributions which constitute a return of capital or gain will be subject to U.S. federal withholding tax at a rate of 15% unless a withholding certificate is obtained from the IRS to reduce or eliminate such withholding.
We believe that our common stock currently is regularly traded on an established securities market. However, no assurance can be given in this regard, and no assurance can be given that our common stock will remain regularly traded in the future. If gain on the sale or other taxable disposition of our common stock by a Non-U.S. Holder is subject to U.S. federal income taxation by reason of such stock being treated as a USRPI, such Non-U.S. Holder generally would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a “United States person” (as defined in the Code) and would be required to file a U.S. federal income tax return for the taxable year in which such gain was recognized. In addition, the purchaser of such common stock from a Non-U.S. Holder generally would be required to withhold and remit to the IRS 15% of the purchase price paid to such Non-U.S. Holder unless, at the time of such sale or other disposition, our common stock is regularly traded on an established securities market (as discussed above) or another exception to such withholding applies. The determination of whether a Non-U.S. Holder is a 5% shareholder and the potential application of the Regularly Traded Exception is complex and subject to uncertainty. Non-U.S. Holders should consult with their own tax advisors regarding such determinations and the consequences of these rules on their investment.
A Non-U.S. Holder described in clause (i) above generally will be required to pay U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates, as if such holder were a “United States person” (as defined in the Code), except as otherwise provided by an applicable income tax treaty, and such holder will be required to file a U.S. federal income tax return. In addition, corporate Non-U.S. Holders described in clause (i) above may be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable tax treaty.
An individual Non-U.S. Holder described in clause (ii) above will be subject to U.S. tax at a gross rate of 30% (or a lower rate if provided by an applicable tax treaty) on the amount by which the holder’s U.S.-source capital gains, including any gain from the sale or other disposition of our common stock, exceed any U.S.-source capital losses properly claimed during the taxable year of the disposition, unless otherwise provided by an applicable income tax treaty.
Information Reporting and Backup Withholding
Payors generally are required to report to the IRS and to Non-U.S. Holders the amount of distributions paid with respect to our common stock, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence.
Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a “United States person” (as defined in the Code).
In addition, proceeds from the sale or other taxable disposition of our common stock outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the backup withholding and information reporting requirements. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells or otherwise disposes of our common stock through a non-U.S. office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless such holder properly provides an executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying, under penalties of perjury, that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such holder is a United States person.
Backup withholding is not an additional tax. Amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in an appropriate and timely manner. Non-U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.
FATCA
Sections 1471 through 1474 of the Code, commonly referred to as FATCA, impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, on the gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code and whether receiving amounts as a beneficial owner or as an intermediary for another party), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. government requiring, among other things, that it undertakes to withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders (and certain equity and debt holders), and to annually identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. In December 2018, the Treasury Department issued proposed regulations indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds (but not on payments of dividends) from the sale or other disposition of common stock that otherwise would have taken effect in 2019. Pursuant to those proposed regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued. There can be no assurance that the proposed Treasury regulations will be finalized in their present form.
We will not pay any additional amounts with respect to any amounts withheld, including pursuant to FATCA. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)
Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as the representatives of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward sellers, the forward purchasers, and the underwriters, the forward sellers (or affiliates thereof) have agreed, at our request, to borrow from third parties and sell to the underwriters an aggregate of 4,011,628 shares of our common stock in connection with the execution of separate forward sale agreements between us and Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, New York Branch. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase from us and the forward sellers, and we and the forward sellers have agreed, severally and not jointly, to sell to each underwriter, at the price set forth on the cover page of this prospectus supplement, the number of shares of our common stock shown opposite its name below:
Underwriters	Number of Shares To Be Purchased from Us	Number of Shares To Be Purchased from the Forward Sellers
Morgan Stanley & Co. LLC	1,223,547	1,223,547
J.P. Morgan Securities LLC	982,849	982,849
Mizuho Securities USA LLC	451,308	451,308
MUFG Securities Americas Inc.	451,308	451,308
RBC Capital Markets, LLC	451,308	451,308
Wells Fargo Securities, LLC	451,308	451,308
Total	4,011,628	4,011,628
The underwriters are offering the shares of our common stock subject to their acceptance of the shares from us and the forward sellers and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters must purchase all of the shares of our common stock offered by this prospectus supplement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.
We have agreed to indemnify the underwriters, the forward sellers, the forward purchasers and their respective affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters, a forward seller or a forward purchaser may be required to make in respect of any of these liabilities. We have also agreed to pay all expenses incident to the registration of the shares of our common stock.
The underwriters have advised us and the forward sellers that they initially propose to offer the shares of our common stock to the public at the public offering price that appears on the cover page of this prospectus supplement and may offer the shares to selected dealers at the public offering price minus a concession of up to $0.744 per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates.
The following table shows the public offering price, underwriting discount and proceeds before expenses we will pay to the underwriters in respect of this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.
	Per Share	Without Option	With Full Option
Price to the Public	$43.00	$345,000,008	$396,749,992
Underwriting Discounts and Commissions	$1.29	$10,350,000	$11,902,500
Proceeds to OGE Energy Corp. Before Expenses(1)	$41.71	$334,650,008	$384,847,492

(1)
We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $334,650,008 (or approximately $384,847,492 if the underwriters’ option to purchase additional shares of our common stock is exercised in full), consisting of (1) approximately $167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to sell a pro rata portion of the full number of additional shares that are subject to that option directly to the underwriters) and (2) approximately $167,325,004 (or approximately $192,423,746 if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect for the forward sellers to sell a pro rata portion of the full number of the shares that are subject to that option to the underwriters) upon full physical settlement of the forward sale agreements, which we expect to occur no later than the date that is 18 months from entry into the forward sale agreements. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $41.71 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

The expenses of the offering (excluding the underwriting discount) are estimated to be approximately $400,000 and are payable by us.
Forward Sale Agreements
We have entered into forward sale agreements on the date of this prospectus supplement with each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, New York Branch, whom we refer to as the “forward purchasers”, relating to an aggregate of 4,011,628 shares of our common stock. In connection with the execution of the forward sale agreements, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of 4,011,628 shares of our common stock that will be delivered in this offering.
If a forward purchaser determines, in its commercially reasonable judgment, that it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date shares of our common stock in the case of the relevant forward sale agreement, or that it or its affiliate would incur a stock loan cost greater than a specified amount in order to do so, then the number of shares of our common stock to which the applicable forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which the applicable forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from such forward seller and such forward seller’s obligation to borrow such shares of our common stock for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares of our common stock not borrowed and delivered by such forward seller. In such event, we or the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.
We will not initially receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, but we expect to receive proceeds from the number of shares to which the forward sale agreements relate, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.
The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion by the date that is 18 months from entry into the forward sale agreements. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $41.71 per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.
Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $41.71 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements.
However, if we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share.
Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by such forward purchaser if:
•
in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in each forward sale agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entry into such forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in each forward sale agreement).

Any forward purchaser’s decision to exercise its right to require us to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, each forward sale agreement will automatically terminate without further liability of either party to the agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors.”
The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.
In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the market price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.
The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreements we have entered into in connection with this offering, a copy of which is available upon request from us at the address set forth in the section entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements.
Option to Purchase Additional Shares
The underwriters have been granted an option, exercisable in whole or in part from time to time, to purchase up to an additional 1,203,488 shares of our common stock at the purchase price described above, within 30 days from the date of this prospectus supplement, subject to certain possible adjustments. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as the other shares of common stock that are the subject of this offering. Upon any exercise of such option, we may, in our sole discretion enter into additional forward sale agreements with the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Lock-Ups
We have agreed that, during the period commencing on the date hereof and ending on (and including) the date that is 60 days after the date hereof (the “Restricted Period”), without the prior written consent of the representatives of the underwriters, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. These restrictions on us will not apply to:
(A)
the shares of common stock to be sold in this offering;

(B)
the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described herein;

(C)
the issuance by us of shares of common stock, and options to purchase shares of common stock, pursuant to employee benefit plans or equity incentive plans or arrangements that are described herein;

(D)
any shares of common stock to be delivered pursuant to the forward sale agreements described herein; and

(E)
the filing by us of a registration statement with the Commission in respect of our dividend reinvestment and stock purchase plan and the issuance of shares of common stock pursuant thereto.

In addition, each of our directors and executive officers has agreed that, during the Restricted Period, without the prior written consent of the representatives of the underwriters, they will not, and will not publicly disclose an intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such director or executive officer or any securities so owned convertible into or exercisable or exchangeable for common stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or clause (ii) is to be settled by delivery of common stock or such other securities, in cash or otherwise. These restrictions on our directors and executive officers will not apply to:
(A)
transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

(B)
transfers of shares of common stock or any security convertible into common stock as a bona fide gift;

(C)
distributions of shares of common stock or any security convertible into common stock to limited partners or stockholders of such director or executive officer; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement executed by such director or executive officer and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the Restricted Period;

(D)
facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of us pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock,

provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such director, executive officer or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period; or
(E)
transfers of shares of common stock to the Company to the extent necessary to permit the payment of tax withholding obligations in connection with the settlement of awards under any director or executive compensation plan; provided that any such shares of Common Stock received upon settlement of such awards shall be subject to the lock-up; provided, further, that any report required to be filed under Section 16(a) of the Exchange Act in connection with such transfer shall indicate that it relates to the payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3.

In addition, our directors and executive officers agree that, without the prior written consent of the representatives of the underwriters, they will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. Our directors and officers also agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of their shares of common stock except in compliance with the foregoing restrictions.
New York Stock Exchange Listing
Our common stock is listed on New York Stock Exchange under the ticker symbol “OGE.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters nor the forward sellers or forward purchasers make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters nor the forward sellers or forward purchasers make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriters. None of the other information appearing on or that can be accessed through websites maintained by the underwriters is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.
Other Relationships
The forward purchasers and affiliates of the underwriters are lenders under our credit facilities. As of November 20, 2025, there were no borrowings that were outstanding under our credit facilities. In connection with their participation in our credit facilities, the forward purchasers and such affiliates of the underwriters receive customary fees, and to the extent that we use any of the net proceeds of this offering to repay future borrowings outstanding under our credit facilities, the forward purchasers and such affiliates of the underwriters will receive their proportionate share of any amount of our credit facilities that is repaid with the net proceeds of this offering.
The underwriters, forward purchasers and forward sellers and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the underwriters, the forward purchasers and the forward sellers and/or their affiliates have in the past and may in the future provide us and our affiliates with financial advisory and other services for which they have and in the future will receive customary fees. As described above under “Use of Proceeds,” we may use a portion of the net proceeds from this offering to help repay or refinance debt (including future borrowings under our credit facilities). As a result, to the extent any underwriters (or their affiliates) hold such debt, they would be repaid with the proceeds of this offering.
In addition, in the ordinary course of their business activities, the underwriters, forward purchasers and forward sellers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters, forward purchasers and forward sellers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their respective affiliates). Because certain underwriters, as forward sellers, or their affiliates are expected to receive at least 5% of the net proceeds of the offering from the sale of shares of our common stock in connection with any forward sale agreements, such underwriters would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Furthermore, the underwriters (or their affiliates) may own some of our debt (including short-term debt) and as a result could receive greater than 5% of the net proceeds from this offering in connection with any repayment of such debt with the net proceeds. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our common stock has a “bona fide public market” (as such terms are defined in FINRA Rule 5121). The underwriters subject to Rule 5121 will not confirm a sale of common stock to an account over which it exercises discretionary authority without the prior written approval from the account holder.
Selling Restrictions
Australia
This prospectus supplement, the accompanying prospectus or any other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the shares of our common stock has not been or will not be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement and the accompanying prospectus have not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(a)   you confirm and warrant that you are either: (i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act; (ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; (iii) a person associated with the company under section 708(12) of the Corporations Act; or (iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and
(b)   you warrant and agree that you will not offer any of the shares of our common stock for resale in Australia within 12 months of the shares of our common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
The shares of our common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of our common stock or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the shares of our common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the shares of our common stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock.
United Kingdom
The shares of our common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation 2017/1129/EU as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares of our common stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares of our common stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock.
Each person in the UK who receives any communication in respect of, or who acquires any shares of our common stock under, the offer to the public contemplated in this prospectus supplement or to whom the shares of our common stock are otherwise made available, will be deemed to have represented, warranted and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires shares of our common stock is (i) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (ii) not a retail investor.
Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) subsequently offering, selling or recommending the shares of our common stock is responsible for undertaking its own target market assessment in respect of the shares of our common stock and determining appropriate distribution channels. Neither the Company nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.
In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation): (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the FSMA. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Each underwriter has represented, warranted and agreed that: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any shares of our common stock which are the subject of the offering contemplated by the prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada
The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the shares of our common stock. The shares of our common stock have not been and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The shares of our common stock may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the shares of our common stock will be required, and is deemed by the acquisition of the shares of our common stock, to confirm that such person is aware of the restriction on offers of the shares of our common stock described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any shares of our common stock in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.
Republic of Korea
The shares of our common stock have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the shares of our common stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of our common stock may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the shares of our common stock, any acquirer of the shares of our common stock who was solicited to buy the Senior Notes in Korea is prohibited from transferring any of the shares of our common stock to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the shares of our common stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of our common stock.
Switzerland
This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Swiss Exchange Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland and are not intended to constitute an offer or solicitation to purchase or invest in the shares of our common stock. The shares of our common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of our common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
This offering of the shares of our common stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan, or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, where each such person is (1) an expert investor (as defined in Section 4A of the SFA) or (2) not an individual, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:
(1)
to an institutional investor pursuant to Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA;

(2)
(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(3)
where no consideration is or will be given for the transfer;

(4)
where the transfer is by operation of law;

(5)
as specified in Section 276(7) of the SFA;

(6)
as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore; or

(7)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivative Contracts Regulations 2018 of Singapore.

Singapore SFA Product Classification — Solely for the purposes of our obligations pursuant to sections 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the shares of our common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Taiwan
The shares of our common stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, Republic of China and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the shares of our common stock in Taiwan.

United Arab Emirates
The shares of our common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of our common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the Qualified Investors). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of our common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
No Public Offering Outside of the United States
Other than in the United States, no action has been taken that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
Legal opinions relating to the shares of our common stock will be rendered by our counsel, GableGotwals, Tulsa, Oklahoma. Certain other matters relating to the offering will be passed upon by Husch Blackwell LLP, Chicago, Illinois. Certain legal matters relating to the forward sale agreements will be passed on for us by Jones Day, New York, New York. Simpson Thacher & Bartlett LLP will act as counsel to the underwriters, the forward sellers and the forward purchasers. GableGotwals will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.
EXPERTS
The consolidated financial statements of OGE Energy Corp. appearing in OGE Energy Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2024 (including the financial statement schedule appearing therein), and the effectiveness of OGE Energy Corp.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus.
We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the year ended December 31, 2024;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•
Our Current Report on Form 8-K filed with the SEC on April 1, 2025, May 15, 2025 and November 17, 2025.

•
the description of our common stock contained in Exhibit 4.29 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and as further updated by any subsequently filed amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement until we sell all of the shares of our common stock referred to herein.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

PROSPECTUS
OGE ENERGY CORP.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
COMMON STOCK, $0.01 PAR VALUE PER SHARE
DEBT SECURITIES

We may offer for sale from time to time in one or more issuances (1) shares of our common stock, par value $0.01 per share, and (2) one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness. The common stock and debt securities are collectively referred to in this prospectus as the “Securities.” We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering.
We will provide the specific terms of these Securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.
Our common stock trades on the New York Stock Exchange under the symbol “OGE.” On May 1, 2024, the closing price of our common stock on the New York Stock Exchange was $35.05 per share.
Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”). See “Risk Factors” on page 2.
Neither the SEC nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we are registering an unspecified amount of our Securities, and may issue any of such Securities in one or more offerings. This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, “we,” “us,” “our” and “our company” refer to OGE Energy Corp.

i

FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are not historical fact and constitute “forward-looking statements.” Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures;

•
our ability and the ability of our subsidiaries to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations;

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal and natural gas;

•
competitive factors, including the extent and timing of the entry of additional competition in the markets we serve, potentially through deregulation;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials and equipment for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets or adjustments in market pricing mechanisms by the Southwest Power Pool;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way our facilities are operated or result in stranded assets;

•
our ability to meet future capacity requirements mandated by the Southwest Power Pool, which could be impacted by future load growth, environmental regulations recently finalized by the Environmental Protection Agency, and the availability of resources;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including losing control of our assets and potential ransoms, and other catastrophic events;

•
changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit our ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results;
•
creditworthiness of suppliers, customers and other contractual parties, including large, new customers from emerging industries such as cryptocurrency;

•
social attitudes regarding the electric utility and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, rising interest rates, supply chain disruptions, economic recessions, pandemic health events and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the reports we file with the Securities and Exchange Commission (“SEC”); and

•
other risk factors listed in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained or incorporated by reference in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information.” We may also describe additional risk factors in the applicable prospectus supplement.
OGE ENERGY CORP.
We are a holding company whose primary investment provides electricity in Oklahoma and western Arkansas. Our electric company operations are conducted through our wholly-owned subsidiary, Oklahoma Gas and Electric Company (“OG&E”), which generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas and are reported through our electric company business segment. OG&E’s rates are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. OG&E was incorporated in 1902 under the laws of the Oklahoma Territory and is the largest electric company in Oklahoma, with a franchised service territory that includes Fort Smith, Arkansas and the surrounding communities. OG&E sold its retail natural gas business in 1928 and is no longer engaged in the natural gas distribution business.
We were incorporated in August 1995 in the state of Oklahoma and our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321; telephone (405) 553-3000. Our web site address is www.oge.com. Our web site address is provided for informational purposes only. No information contained in, or that can be accessed through, our web site is to be considered part of this prospectus.
RISK FACTORS
An investment in our Securities involves risk. Prior to making a decision about investing in our Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed or implied in any forward-looking statements made by us or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
USE OF PROCEEDS
Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Securities to our general funds and to use those proceeds for general corporate purposes, including to fund our operating units and subsidiaries and to repay short-term debt. The specific use of the proceeds of a particular offering of Securities will be described in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
The following statements are summaries of certain provisions of our Restated Certificate of Incorporation and are subject to the detailed provisions thereof. Such summaries do not purport to be complete, and reference is made to our Restated Certificate of Incorporation (which is filed as Exhibit 3.01 to our Form 10-Q for the quarter ended June 30, 2013, File No. 1-12579) for a full and complete statement of such provisions.
Authorized Shares
Under our Restated Certificate of Incorporation, we are authorized to issue 450,000,000 shares of common stock, par value $0.01 per share, of which 200,547,842 shares were outstanding on March 31, 2024.
We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are currently outstanding. Without shareholder approval, we may issue preferred stock in the future in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the rights and preferences of each series with respect to, among other things, the dividend rate, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights. The terms of any series of preferred stock that we may issue in the future may provide the holders of such preferred stock with rights that are senior to the rights of the holders of our common stock.
Dividend Rights
Before we can pay any dividends on our common stock, the holders of our preferred stock that may be outstanding are entitled to receive their dividends at the respective rates as may be provided for the shares of their series. Currently, there are no shares of our preferred stock outstanding. Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends. We expect to derive principally all of the funds required by us to enable us to pay dividends on our common stock from dividends paid by OG&E on its common stock. Our ability to receive dividends on OG&E’s common stock is subject to the prior rights of the holders of any OG&E preferred stock that may be outstanding, any covenants of OG&E’s certificate of incorporation and OG&E’s debt instruments limiting the ability of OG&E to pay dividends and the ability of public utility commissions that regulate OG&E to effectively restrict the payment of dividends by OG&E.
Voting Rights
Each holder of common stock is entitled to one vote per share upon all matters upon which shareowners have the right to vote and generally will vote together as one class. Our board of directors has the authority to fix conversion and voting rights for any new series of preferred stock (including the right to elect directors upon a failure to pay dividends), provided that no share of preferred stock can have more than one vote per share.
Our Restated Certificate of Incorporation also contains “fair price” provisions, which require the approval by the holders of at least 80 percent of the voting power of our outstanding voting stock as a condition for mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations and transactions involving us and any substantial (10 percent or more) holder of our voting stock unless the transaction is either approved by a majority of the members of our board of directors who are unaffiliated with the substantial holder or specified minimum price and procedural requirements are met. The provisions summarized in the foregoing sentence may be amended only by the approval of the holders of at least 80 percent of the voting power of our outstanding voting stock. Our voting stock consists of all outstanding shares entitled to vote generally in the election of directors and currently consists of our common stock.
Our voting stock does not have cumulative voting rights for the election of directors. Our Restated Certificate of Incorporation and By-Laws currently contain provisions stating that: (1) directors may be removed only with the approval of the holders of at least a majority of the voting power of our shares generally entitled to vote; (2) any vacancy on the board of directors will be filled only by the remaining directors then in office, though less than a quorum; (3) advance notice of introduction by shareowners of business at annual shareowner meetings and of shareowner nominations for the election of directors must be given and that certain information must be provided with respect to such matters; (4) shareowner action may be taken only at an annual meeting of shareowners or a special meeting of shareowners called by the President or the board of directors; and (5) the foregoing provisions may be amended only by the approval of the holders of at least 80 percent of the voting power of the shares generally entitled to vote. These provisions, along with the “fair price” provisions discussed above, the business combination and control share acquisition provision discussed below, may deter attempts to cause a change in control of our company (by proxy contest, tender offer or otherwise) and will make more difficult a change in control that is opposed by our board of directors.
Liquidation Rights
Subject to possible prior rights of holders of preferred stock that may be issued in the future, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to receive the remaining assets and funds pro rata, according to the number of shares of common stock held.
Other Provisions
Oklahoma has enacted legislation aimed at regulating takeovers of corporations and restricting specified business combinations with interested shareholders. Under the Oklahoma General Corporation Act, a shareowner who acquires more than 15 percent of the outstanding voting shares of a corporation subject to the statute, but less than 85 percent of such shares, is prohibited from engaging in specified “business combinations” with the corporation for three years after the date that the shareowner became an interested stockholder. This provision does not apply if (1) before the acquisition date the corporation’s board of directors has approved either the business combination or the transaction in which the shareowner became an interested shareowner or (2) the corporation’s board of directors approves the business combination and at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareowner vote to authorize the business combination. The term “business combination” encompasses a wide variety of transactions with or caused by an interested shareowner in which the interested shareowner receives or could receive a benefit on other than a pro rata basis with other shareowners, including mergers, specified asset sales, specified issuances of additional shares to the interested shareowner, transactions with the corporation that increase the proportionate interest of the interested shareowner or transactions in which the interested shareowner receives certain other benefits.
Oklahoma law also contains control share acquisition provisions. These provisions generally require the approval of the holders of a majority of the corporation’s voting shares held by disinterested shareowners before a person purchasing one-fifth or more of the corporation’s voting shares can vote the shares in excess of the one-fifth interest. Similar shareholder approvals are required at one-third and majority thresholds.
The board of directors may allot and issue shares of common stock for such consideration, not less than the par value thereof, as it may from time to time determine. No holder of common stock has the preemptive right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock is not subject to further calls or to assessment by us.

Our common stock is listed on the New York Stock Exchange. Computershare is the Transfer Agent and Registrar for our common stock.
DESCRIPTION OF DEBT SECURITIES
The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our debt securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to our debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and the supplemental indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.
We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement. At March 31, 2024, we had no senior debt securities outstanding under the Indenture (as defined below).
Our debt securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “Book-Entry System” in this prospectus.
General
We may issue our debt securities as notes or debentures or other unsecured evidences of indebtedness (collectively referred to as the “Debt Securities”) in one or more new series under an indenture dated as of November 1, 2004 between us and BOKF, NA, as successor trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the “Indenture.”
The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities that may be issued under the Indenture subsequent to the issuance of the Debt Securities.
The Debt Securities will be obligations exclusively of our company. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries. Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from our subsidiaries to meet the payment obligations under the Debt Securities.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Debt Securities or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement. Public utility commissions that regulate our electric company subsidiary may effectively restrict the payment of dividends to us by our electric company subsidiary. See “Description of Capital Stock-Dividend Rights” for a description of certain limits on the ability of our regulated electric company subsidiary, OG&E, to pay dividends on its common stock.
Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of such entities and upon their earnings and cash flow, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the Debt Securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the Debt Securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.
We sometimes refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “Notes.” The amount of Notes that we may issue under the Indenture is not limited.

The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:
•
the title, aggregate principal amount and offering price of that series of Debt Securities;

•
the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for payments of interest;

•
the date on which the Debt Securities of that series will mature;

•
any redemption terms;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•
other specific terms applicable to the Debt Securities of that series.

Any special U.S. Federal income tax considerations applicable to Debt Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Debt Securities.
Unless we indicate otherwise in the applicable prospectus supplement, the Debt Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.
Registration, Transfer And Exchange
Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date. (Section 2.06 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07 of the Indenture.)
The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series that is selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06 of the Indenture.) See “Book-Entry System” in this prospectus.
Payment and Paying Agents
Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Debt Securities. (Section 2.12 of the Indenture.)
All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Debt Securities may thereafter look only to us for payment of that principal, interest or premium. (Section 4.04 of the Indenture.)
Events of Default
The following are events of default under the Indenture:
•
default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

•
default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

•
default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•
specified events of bankruptcy, insolvency or reorganization of our company. (Section 7.01 of the Indenture.)

Acceleration of Maturity.   If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes. (Section 7.01 of the Indenture.)
Indemnification of Trustee.   The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee. (Section 8.02 of the Indenture.)
Right to Direct Proceedings.   The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes. The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes. (Section 7.07 of the Indenture.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Section 7.04 of the Indenture.)
Notice of Default.   The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.08 of the Indenture.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 5.05 of the Indenture.)

Modification
Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.
We will not need the consent of the holders for the following types of amendments:
•
adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•
adding security for the Notes; or

•
making various other modifications, generally of a ministerial or immaterial nature. (Section 12.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:
•
a change in the maturity date or redemption date of any Note;

•
a reduction in the interest rate or extension of the time of payment of interest;

•
a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

•
a change in the currency of any payment of principal, premium or interest on any Note;

•
an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

•
a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

•
a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 12.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.
Defeasance and Discharge
We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due. To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 4.01 of the Indenture.)
Consolidation, Merger and Sale of Assets; No Financial Covenants
We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture. The Indenture defines all or substantially all of our assets as being sixty-six and two thirds percent or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than sixty six and two thirds percent of our total assets without the consent of the holders of the Notes. (Sections 11.01 and 11.02 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.
Resignation or Removal of Trustee
The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the Indenture.)
The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 8.10 of the Indenture.)
Concerning the Trustee
BOKF, NA is the Trustee under the Indenture. We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some securities of our affiliates.
BOOK-ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of Debt Securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records. The ownership interest of each actual purchaser of each Debt Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.
To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Debt Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Debt Security documents. For example, Beneficial Owners of Debt Securities may wish to ascertain that the nominee holding the Debt Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Debt Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Debt Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Debt Securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, Debt Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.
PLAN OF DISTRIBUTION
We may sell the Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Securities. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:
•
the name or names of any underwriters or agents;

•
the purchase price of the Securities;

•
our net proceeds from the sale of the Securities;

•
any underwriting discounts and other items constituting underwriters’ compensation; and

•
the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters
If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account. Underwriters may offer the Securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the Securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the Securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
General Information
Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.
Our outstanding common stock is listed for trading on the New York Stock Exchange. We may engage in at-the-market offerings of our common stock into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933. Any at-the-market offering of our common stock will be through an underwriter or underwriters acting as principal or agent for us.
Under agreements into which we may enter in connection with the sale of Securities, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.
Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.
LEGAL OPINIONS
Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the Securities and certain other matters will be rendered by our counsel, GableGotwals, Tulsa, Oklahoma, and Husch Blackwell, Chicago, Illinois. Unless otherwise indicated in the applicable prospectus supplement, GableGotwals will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of OGE Energy Corp. appearing in OGE Energy Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including the financial statement schedule appearing therein), and the effectiveness of OGE Energy Corp.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents:
•
Our Annual Report on Form 10-K for the year ended December 31, 2023;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

•
Our Current Report on Form 8-K, filed with the SEC on January 4, 2024; and

•
Description of our capital stock contained in Exhibit 4.28 to our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Securities referred to herein.
We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

OGE Energy Corp.
8,023,256 Shares
Common Stock

Prospectus Supplement

Joint-Book Running Managers
Morgan Stanley J.P. Morgan
MizuhoMUFG RBC Capital Markets Wells Fargo Securities

November 20, 2025